UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 10, 2020

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Agreement.

On January 10, 2020, NeoGenomics Laboratories, Inc. (“NeoGenomics Labs”), a wholly-owned subsidiary of NeoGenomics, Inc. (“NeoGenomics”, the “Company”) and Human Longevity, Inc. (“HLI”) entered into an Asset Purchase Agreement (“APA”) pursuant to which NeoGenomics Labs acquired substantially all the assets of the oncology division of HLI for $37 million in cash. The APA contains representations, warranties, covenants and agreements that the Company believes are customary for transactions of this type.

The forgoing description of the terms of the APA does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.01.

Item 8.01	Other Events.

On January 10, 2020, the Company issued a press release announcing the acquisition of the oncology division of HLI.

A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01	Exhibits.
(d) Exhibits.
2.1 Asset Purchase Agreement, dated January 10, 2020, by and among Human Longevity, Inc. and NeoGenomics Laboratories, Inc.
99.1 Press Release dated January 10, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Douglas M. VanOort
Chairman and Chief Executive Officer
January 13, 2020